UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 4, 2015

GROGENESIS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-168337	42-1771870
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 S. Reid Street, Suite 307

Sioux Falls, SD  57103

 (Address of principal executive offices)

Registrant’s telephone number, including area code:  (605) 836-3100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2015, David E. Colburn, age 68, was appointed as a Director of GroGenesis, Inc. (the “Company”).

There is no arrangement or understanding pursuant to which Mr. Colburn was appointed as a Director of the Company.  Mr. Colburn has no family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers.  Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.  It is contemplated that Mr. Colburn may serve on certain committees of the Board of Directors, but no such committee appointments have been made at this time.

Professional History of Mr. Colburn

David Colburn, age 68, has over thirty years of operating and executive level experience in public and private enterprises serving as President/CEO of six companies and Chief Operating Officer of two companies.  Mr. Colburn has had P&L and revenue responsibility for companies with annual revenues of $8 million to $7 billion and has an extensive operating background in automotive, industrial, technology and manufacturing.

Mr. Colburn served as President of the Global Manufacturing Industry Practice of Electronic Data Systems (EDS) of Plano, TX; Del-Met Corporation of Nashville, TN; MTD Automotive of Cleveland, OH; AP Parts International Inc.'s North American Aftermarket Division of Goldsboro, NC; and Repcoparts Corporation of Cerritos, CA.  From 2011 to 2015, he was President and CEO of Hickory Springs Manufacturing of Hickory, NC, a large diversified manufacturer with 55 US locations, 3,000 employees and a global footprint where he now still serves on the Board of Directors.  Mr. Colburn has served as Chairman of the Automotive Service Industry Association and Automotive Sales Council, in addition to the Board of ACG Raleigh (Association for Corporate Growth).  He currently is a member of National Association of Corporate Directors (NACD).  He has served on the boards of MTD Corp, Hickory Springs Manufacturing, Evatran, LLC and Bob Barker, Inc. (Chairman of Audit Committee in the past and still serving on the Board).

Mr. Colburn earned a BA degree at Roberts Wesleyan College and has earned continuing education credentials from the University of Michigan, University of Pennsylvania (Wharton School of Business), University of Illinois and Bowling Green University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 10, 2015

GROGENESIS, INC.

By:	/s/ Richard D. Kamolvathin
Name: Richard D. Kamolvathin
Title: Chief Executive Officer

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